Exhibit 99.1

July 30, 2007

VitalTrust Business Development Corp.
Board of Directors
3000 Bay Point Drive. Suite 910
Tampa, FL 33823

RE: Resignation

Dear Mr. Chairmen:

The undersigned, David Hood, currently a Member of the Board of Directors of VitalTrust Business Development Corp, a Nevada corporation, submits this as my letter of resignation and I do therefore resign as a Director of the Company.

I have no disagreements with the Board, the auditors or any of the officers of the Company regarding accounting issues or any other aspect which would require disclosure.

I hereby consent to attachment of a conformed copy of this resignation to a Form 8K.

Sincerely,

/s/ David Hood
David Hood